SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held. Kemper U.S. Mortgage Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirement as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

          For       Against     Abstain
      174,957,304  3,553,218   8,886,971

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment objectives

                                          Broker
      For       Against     Abstain     Non-Votes
  127,671,102  8,423,624   14,177,965   37,124,802

Investment policies

                                          Broker
      For       Against     Abstain     Non-Votes
  127,649,534  8,437,530   14,185,627   37,124,802

Diversification

                                          Broker
      For       Against     Abstain     Non-Votes
  127,802,752  8,284,312   14,185,627   37,124,802

Borrowing

                                          Broker
      For       Against     Abstain     Non-Votes
  127,593,996  8,498,343   14,180,352   37,124,802

Senior securities

                                          Broker
      For       Against     Abstain     Non-Votes
  127,800,323  8,292,016   14,180,352   37,124,802

Concentration

                                          Broker
      For       Against     Abstain     Non-Votes
  127,806,227  8,280,837   14,185,627   37,124,802

Underwriting of securities

                                          Broker
      For       Against     Abstain     Non-Votes
  127,823,803  8,263,261   14,185,627   37,124,802

Investment in real estate

                                          Broker
      For       Against     Abstain     Non-Votes
  127,670,771  8,421,568   14,180,352   37,124,802

Purchase of commodities

                                          Broker
      For       Against     Abstain     Non-Votes
  127,535,040  8,552,024   14,185,627   37,124,802

Lending

                                          Broker
      For       Against     Abstain     Non-Votes
  127,641,841  8,445,223   14,185,627   37,124,802

Margin purchases and short sales

                                          Broker
      For       Against     Abstain     Non-Votes
  127,337,269  8,749,795   14,185,627   37,124,802

Purchases of securities of related issuers

                                          Broker
      For       Against     Abstain     Non-Votes
  127,686,248  8,400,816   14,185,627   37,124,802

Restricted and illiquid securities

                                          Broker
      For       Against     Abstain     Non-Votes
  127,481,948  8,605,116   14,185,627   37,124,802

Purchases of securities

                                          Broker
      For       Against     Abstain     Non-Votes
  127,716,024  8,371,040   14,185,627   37,124,802

Purchases of options and warrants

                                          Broker
      For       Against     Abstain     Non-Votes
  127,544,875  8,542,189   14,185,627   37,124,802

Investment for the purpose of exercising control or management

                                          Broker
      For       Against     Abstain     Non-Votes
  127,608,020  8,484,318   14,180,352   37,124,802

SHAREHOLDERS' MEETING

Investment in mineral exploration

                                          Broker
      For       Against     Abstain     Non-Votes
  127,256,612  8,835,727   14,180,352   37,124,802

Investment in issuers with short histories

                                          Broker
      For       Against     Abstain     Non-Votes
  127,150,639  8,936,425   14,185,627   37,124,802

Investment in other investment companies

                                          Broker
      For       Against     Abstain     Non-Votes
  127,541,740  8,545,324   14,185,627   37,124,802

Investment other than in accordance with objectives and policies

                                          Broker
      For       Against     Abstain     Non-Votes
  126,959,067  9,127,997   14,185,627   37,124,802



18